Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

Jrsis Health Care Corporation

We consent to the inclusion in this Form S-1 (Post-Effective Amendment No. 1) to the Registration Statement of Jrsis Health Care Corporation of our report dated March 29, 2016 relating to the financial statements of Jrsis Health Care Corporation which report appears in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ AWC (CPA) Limited

AWC (CPA) Limited

Hong Kong, China

Dated: April 1, 2016